As filed with the Securities and Exchange Commission on March 18, 2010
Registration No. 333-28975

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NATURAL HEALTH TRENDS CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-2705336 (I.R.S. Employer Identification Number)
2050 Diplomat Drive
Dallas, Texas 75234
(972) 241-4080
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary C. Wallace
General Counsel
Natural Health Trends Corp.
2050 Diplomat Drive
Dallas, Texas 75234
(972) 241-4080
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the registration statement. Not Applicable. This amendment deregisters unsold securities.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

This post-effective amendment will become effective on such date as the Commission may determine
Under Section 8(c) of the Securities Act of 1933.
DEREGISTRATION OF SECURITIES
Natural Health Trends Corp. is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-28975), filed on June 11, 1997 (the ‘Registration Statement’), to remove and withdraw from registration all securities registered pursuant to the Registration Statement which remain unsold as of the date hereof.
The Registration Statement pertained to the resale by the selling stockholders named in the Registration Statement of shares issuable upon conversion of 6% convertible debentures and shares issuable upon the exercise of certain warrants held by the selling stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 18, 2010.

NATURAL HEALTH TRENDS CORP.
Date: March 18, 2010	/s/ Chris T. Sharng
Chris T. Sharng
President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris T. Sharng Chris T. Sharng	President (Principal Executive Officer)	March 18, 2010

/s/ Timothy S. Davidson Timothy S. Davidson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 18, 2010

/s/ Randall A. Mason Randall A. Mason	Chairman of the Board and Director	March 18, 2010

/s/ George Broady George Broady	Director	March 18, 2010